EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of this 13th day of October, 2025, by and between [[Ampco-Pittsburgh Corporation][Air & Liquid Systems Corporation][Union Electric Steel Corporation]], a Pennsylvania corporation (the “Corporation”), and [●] (“Indemnitee”).

BACKGROUND

The Corporation and Indemnitee recognize that highly competent persons have become more reluctant to serve corporations and their subsidiaries, and any entity of which the Corporation is a subsidiary, as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation or its subsidiaries, or any entity of which the Corporation is a subsidiary, including without limitation the prevalent risk of corporate shareholder litigation.

The Corporation’s Board of Directors has determined that, in order to attract and retain qualified individuals, the Corporation has historically and will attempt in the future to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries, and any entity of which the Corporation is a subsidiary, from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against a corporation or business enterprise itself. Subject to the terms thereof, the Corporation’s [Amended and Restated] Articles of Incorporation (as amended, the “Articles of Incorporation”) and By-laws (as amended, the “Bylaws”), as applicable, require indemnification of the directors and officers of the Corporation who was or is made a party to or a witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed Proceeding (as defined below), whether civil, criminal, administrative or investigative and whether external or internal to the Corporation, by reason of the fact that the indemnitee is or was an authorized representative (as defined in the Bylaws), against all Expenses (as defined below), judgments, penalties, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred or suffered by the indemnitee in connection with such proceeding. Indemnitee may also be entitled to indemnification pursuant to the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”). The Bylaws and Articles of Incorporation, as applicable, and the PBCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and members of the Board of Directors, officers and other persons with respect to indemnification.

Given the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, the Articles of Incorporation and the Bylaws so that they will serve or continue to serve the Corporation and its subsidiaries free from undue concern that they will not be so indemnified.

This Agreement is a supplement to and in furtherance of the Bylaws and Articles of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Indemnitee does not regard the protection available under the Articles of Incorporation, the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Corporation desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer of the Corporation or its subsidiaries, or any entity of which the Corporation is a subsidiary, from and after the date hereof, the parties hereto agree as follows:

1.
Indemnification.
a.
Third Party and Derivative Proceedings. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, or proceeding, including without limitation, any suit, arbitration, alternate dispute resolution mechanism, claim, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (each a “Proceeding”), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation or any affiliate of the Corporation) in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, partner, manager, trustee, fiduciary, employee or agent (each a “Representative”) of the Corporation, or is or was serving at the request of the corporation as a Representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise (such status, the Indemnitee’s “Corporate Status”), in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or Expense (as defined below) is incurred for which indemnification can be provided under this Agreement, against expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding) (“Expenses”), and all liabilities and loss, including, judgments, penalties, fines (including excise taxes and penalties) and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f)) actually and reasonably incurred by Indemnitee in connection with such Proceeding so long as the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
b.
Proceedings by or in the Right of the Company. To the greatest extent permitted by Section 1742 of the PBCL as then amended or any successor statute, the Corporation shall indemnify Indemnitee if Indemnitee was or is a party, or is threatened to be made a party, to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Representative of the Corporation or is or was serving at the request of the Corporation as a Representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against Expenses actually and reasonably incurred by him in connection with the defense or settlement of the Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section 1(b) in respect of any claim, issue or matter as to which Indemnitee has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district of the Commonwealth of Pennsylvania embracing the county in which the registered office of the Corporation is located or another court of applicable jurisdiction in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court of applicable jurisdiction deems proper.
c.
Mandatory Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b), or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Section 1(c), the term “successful on the merits or otherwise” shall include (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against Indemnitee without any express finding of liability or guilt against him, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
d.
Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
e.
Limitation on Indemnification. Notwithstanding any provision of this Section 1 to the contrary, the Corporation shall not indemnify the Indemnitee in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
2.
Expenses and Indemnification Procedure.
a.
Advancement of Expenses. To the greatest extent permitted by Section 1745 of the PBCL as then amended or any successor statute and notwithstanding any provision of this Agreement to the contrary, but subject to Section 2(b), the Corporation shall advance all reasonable out-of-pocket Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referenced in Section 1(a) or Section 1(b) within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. This Section 2(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9 hereof.
b.
Undertaking to Repay Expenses. In the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified for the Expenses paid by the Corporation pursuant to Section 2(a) or otherwise or was not entitled to be fully indemnified, Indemnitee shall repay to the Corporation such amount of the advanced Expenses or the appropriate portion thereof. Any advances and undertakings to repay pursuant to this Section 2(b) shall be unsecured and interest free.
c.
Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Corporation at the following address (or such other address as the Corporation may from time to time designate in writing to Indemnitee). Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Corporation, or to provide such a request in a timely fashion, shall not relieve the Corporation of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Corporation.

Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

P.O. Box 457

Carnegie, PA 15106

Attn: Corporate Secretary

E-mail: kknox@ampcopgh.com

With a copy to (which copy shall not constitute notice):

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41stFloor

Pittsburgh, PA 15219

Attn: Jeremiah G. Garvey and Seth H. Popick

E-mail: jgarvey@cozen.com and spopick@cozen.com

Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice shall actually be received by the Corporation. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

d.
Procedure. Any indemnification provided for in Section 1 and this Section 2 shall be made as promptly as practicable, but in no event later than 45 days after receipt of the written request of Indemnitee, coupled with appropriate documentation to support the requested payment. If a claim under this Agreement, under any statute, or under any provision of the Articles of Incorporation or Bylaws providing for indemnification is not paid in full by the Corporation within 45 days after receipt of a fully documented written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 13, Indemnitee shall also be entitled to be paid for the Expenses of bringing such action. The Corporation shall not oppose Indemnitee’s right to seek any such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 2(a), and the Corporation shall promptly make such interim payments of Expenses, unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Each of the parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including, at the election of the Board of Directors, its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including, at the election of the Board of Directors, its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not, as the case may be, met the applicable standard of conduct. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 2that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

e.
Notice to Insurers. If, at the time of the receipt of a notice of claim pursuant to Section 2(c), the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
f.
Selection of Counsel. If the Corporation shall be obligated under Section 1 or Section 2 to pay the Expenses of any Proceeding against Indemnitee, the Corporation shall be entitled to assume the defense of such Proceeding (other than a Proceeding involving criminal proceedings, in which case the Indemnitee shall be entitled to assume the defense of such Proceeding and the Corporation shall have the right to employ separate counsel at the Corporation’s expense), with counsel consented to by Indemnitee, such consent not being unreasonably withheld, upon the delivery to Indemnitee of written notice within five (5) business days following receipt of notice from Indemnitee pursuant to Section 2(c); provided that (x) the Corporation shall have acknowledged in writing to the Indemnitee its unqualified obligation to indemnify the Indemnitee as provided hereunder, (y) the Corporation must conduct such defense actively and diligently thereafter to preserve its rights in this regard. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of any other counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall, based on the written opinion of counsel to Indemnitee, have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.
g.
Settlements. The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee, or which does not provide for a full, unqualified and final release of all claims asserted against Indemnitee, without Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold consent to any proposed settlement so long as such proposed settlement provides for a full, unqualified and final release of all claims asserted against Indemnitee and does not impose any penalty or limitation on Indemnitee. If the Corporation settles a claim that is made jointly against the Corporation and any directors or officers, the Corporation shall use commercially reasonable efforts to settle the entire claim on behalf of all parties named in the complaint.
h.
Change in Control.
i.
If, at any time subsequent to the date of this Agreement, there is a Change in Control, then upon the request of Indemnitee, the Corporation shall cause the determination of indemnification and advances required by Sections 1 and 2 to be made by a third party (mutually agreed upon by the parties or failing such agreement, as determined by the Chief Judge of the Federal District Court for the Western District of Pennsylvania). The fees and expenses incurred by the third party in making the determination of indemnification and advances shall be borne solely by the Corporation.
ii.
For purposes of this Agreement, a “Change in Control” shall have the same meaning as set forth in any employment agreement, offer letter, change in control agreement or similar agreement between the Corporation (and/or any of its Subsidiaries) and Indemnitee, or if no such agreement definition exists, shall mean (i) a merger or consolidation of the Corporation with any other entity, or an acquisition by any third party of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity, or (ii) the approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.
3.
Additional Indemnification Rights.
a.
Scope. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles of Incorporation, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Pennsylvania corporation to indemnify a member of its board of directors and/or its officers, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Pennsylvania corporation to indemnify a member of its board of directors and/or its officers, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
b.
Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, the PBCL, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
4.
Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other enterprise) and shall continue thereafter, so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Corporation or serving in any other capacity referred to herein.
5.
Partial Indemnification. Subject to any limitations set forth in the PBCL, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines (including excise taxes and penalties) or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines (including excise taxes and penalties) or penalties to which Indemnitee is entitled.
6.
Mutual Acknowledgment. Each of the Corporation and Indemnitee acknowledges that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying its directors under this Agreement or otherwise. For example, each of the Corporation and Indemnitee acknowledges that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.
7.
Officer and Director Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by an affiliate of the Corporation.
8.
Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
9.
Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:
a.
Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (such as by counterclaim, cross-claim or third-party claim), except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the PBCL, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors, at its sole discretion, finds it to be appropriate;
b.
Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was made in bad faith or was frivolous;
c.
Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including judgments, fines (including excise taxes and penalties), ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation and/or its subsidiaries except with respect to any excess beyond the amount paid under any insurance policy;
d.
Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

e.
Illegal Activity. To indemnify Indemnitee if a court of competent jurisdiction finally adjudges that such indemnification is illegal, including by virtue of such indemnification being in violation of public policy or any provision of law.
10.
Interpretation; Construction of Certain Phrases.
a.
The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
b.
For purposes of this Agreement:
i.
references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent entity if its separate existence had continued;
ii.
references to any “other enterprise” shall include any corporation, trust, partnership, joint venture, or other entity;
iii.
references to “fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan;
iv.
references to “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries;
v.
references to “affiliates” shall mean any entity which, directly or indirectly, is in the control of, is controlled by, or is under common control with, the Corporation; and
vi.
references to “Sections” or “clauses” shall be to Sections or clauses of this Agreement.
11.
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.
13.
Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.
14.
Notice. All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service). The address for notice to the Corporation shall be as set forth in Section 2(c), and the address for notice to Indemnitee shall be as set forth on the signature page of this Agreement, or as subsequently modified in a notice given in accordance with this Section 14.
15.
Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Commonwealth of Pennsylvania for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action or proceeding instituted under or to enforce this Agreement shall be brought only in the state courts of the Commonwealth of Pennsylvania.
16.
Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than the Fund Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
17.
Choice of Law and Submission to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the Commonwealth of Pennsylvania, as applied to contracts between Pennsylvania residents entered into and to be performed within Pennsylvania. Any legal suit, action, or proceeding arising out of or relating to this Agreement, or the matters contemplated hereby or shall be instituted in any United States federal court or state court located in the Commonwealth of Pennsylvania in the City of Pittsburgh and County of Allegheny, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail in accordance with Section 2(c) to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.
18.
Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Corporation.
19.
Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
20.
Prior Agreement. Notwithstanding any contrary provision contained herein, this Agreement supersedes and replaces any and all prior written indemnification agreements between the Indemnitee and the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[●]

By:
Name:
Title:

INDEMNITEE

Address for Notice: